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                                                                    EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

HealthCare COMPARE Corp.:

We consent to the incorporation by reference in the Registration Statements of HealthCare COMPARE Corp. on Form S-8, (file numbers 33-26639, 33-26640, 33-42902, 33-43806, 33-43807, 33-87986, 33-62747 and 333-31893) of our report, dated August 29, 1997 of the FIRST HEALTH Companies (wholly-owned subsidiaries of First Data Corporation) for each of the three years in the period ended December 31, 1996.



DELOITTE & TOUCHE LLP
Chicago, Illinois
September 15, 1997